As filed with the Securities and Exchange Commission on April 28, 1998
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

    Incorporated          THE STANDARD REGISTER COMPANY         I.R.S. Employer
  Under the Laws               600 ALBANY STREET              Identification No.
     of Ohio                  DAYTON, OHIO 45401                  31-0455440
                               (513) 443-1000

                     --------------------------------------

                           Deferred Compensation Plan
                     Management Incentive Compensation Plan

                     --------------------------------------

                              Gary P. Kreider, Esq.
                           Keating, Muething & Klekamp
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
--------------------------------------------------------------------------------
                         (Agent for Service of Process)


                         CALCULATION OF REGISTRATION FEE


                                        Proposed       Proposed
                                        Maximum        Maximum
    Title of           Amount           Offering       Aggregate       Amount of
   Securities           To Be            Price        Offering      Registration
To Be Registered    Registered(1)      Per Unit(2)     Price(2)         Fee(3)
--------------------------------------------------------------------------------
Deferred
Compensation
Obligations           $6,000,000         $1           $6,000,000

Common Stock,
par value $1.00
per share                100,000            $35.375      $3,537,500      $2,814
                         Shares
--------------------------------------------------------------------------------

(1) This Registration Statement is filed for up to $6,000,000 in cash Deferred Compensation Obligations issuable pursuant to The Standard Register Company Deferred Compensation Plan and up to 100,000 shares of the common stock, $1.00 par value per share, of The Standard Register Company issuable in connection with its Management Incentive Compensation Plan.

(2) Estimated solely for purposes of calculating registration fee.

(3) Registration fee has been calculated pursuant to Rule 457(h).

     The contents of Registration Statement No. 333-43055, filed by The Standard Register Company on December 23, 1997, are incorporated in this Registration Statement by reference.



                                  EXHIBIT INDEX

4.1 Management Incentive Compensation Plan (incorporated by reference to the Company's Proxy Statement dated March 21, 1997).

4.2  Form  of  The  Standard   Register  Company  Deferred   Compensation   Plan
     (incorporated by reference to Registration Statement No. 333-43055 filed by the Company.

5    Opinion of Counsel.

23.1 Consent of Counsel (contained on Exhibit 5).

23.2 Consent of Battelle & Battelle LLP

24   Power of Attorney (contained on the signature page).

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dayton, Ohio, on April 27, 1998.

                                           THE STANDARD REGISTER COMPANY



                                           BY: /s/ Peter S. Redding
                                                   Peter S. Redding
                                                   President, Chief Executive
                                                   Officer and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Paul H. Granzow, Peter S. Redding or Craig
J. Brown as their attorney-in-fact to sign all amendments, including post-effective amendments, to this Registration Statement.

     Signature                     Capacity                           Date
     ---------                     --------                           ----


*/s/Peter S. Redding
-------------------------     President, Chief Executive       April 27, 1998
Peter S. Redding              Officer and Director
                              (Principal
                              Executive Officer)


*/s/Craig J. Brown
-------------------------     Senior Vice President -          April 27, 1998
Craig J. Brown                Administration, Treasurer
                              and Chief Financial Officer
                              (Principal Financial Officer
                              and Principal Accounting
                              Officer)

     Signature                     Capacity                           Date
     ---------                     --------                           ----


*/s/Paul H. Granzow
-------------------------      Chairman of the Board of        April 27, 1998
Paul H. Granzow                Directors


*/s/Roy W. Begley, Jr.
-------------------------      Director                        April 27, 1998
Roy W. Begley, Jr.


*/s/F. David Clarke, III
--------------------------     Director                        April 27, 1998
F. David Clarke, III


*/s/Graeme G. Keeping
--------------------------     Director                        April 27, 1998
Graeme G. Keeping


*/s/Dennis L. Rediker
--------------------------     Director                        April 27, 1998
Dennis L. Rediker


*/s/Ann Scavullo
--------------------------     Director                        April 27, 1998
Ann Scavullo


*/s/John J. Schiff, Jr.
--------------------------     Director                        April 27, 1998
John J. Schiff, Jr.


*/s/Charles F. Sherman
--------------------------     Director                        April 27, 1998
Charles F. Sherman


*/s/John Q. Sherman, II
--------------------------     Director                        April 27, 1998
John Q. Sherman, II